Exhibit 99.1

FOR IMMEDIATE RELEASE

COMPANY CONTACT:
Robert L. LaPenta, Jr.
Vice President, Chief Accounting Officer
(609) 387-7800 Ext 1216

BURLINGTON COAT FACTORY REPORTS
THIRD QUARTER SALES AND NET INCOME

Burlington, NJ -- April 3, 2003 -- Burlington Coat Factory Warehouse Corporation (NYSE-BCF) today reported its net income and sales for the third quarter ended March 1, 2003.

For the three months ended March 1, 2003, net income was $36,726,000 or $.83 per share. This compares with net income of $37,306,000 or $.84 per share for the corresponding period ended March 2, 2002.

Sales for the three months ended March 1, 2003 were $799,916,000 compared with sales of $779,820,000 during the corresponding period ended March 2, 2002. Comparative store sales for the quarter decreased 2.5%.

For the nine months ended March 1, 2003, net income was $62,244,000 or $1.40 per share. This compares with the prior fiscal year's nine-month net income of $57,994,00 or $1.31 per share.

Sales for the nine months ended March 1, 2003 were $2,088,797,000 compared with sales of $1,975,607,000 during the corresponding period ended March 2, 2002. Comparative store sales for the nine months decreased 1.1%.

During the nine months ended March 1, 2003, the Company opened 17 stores and relocated 3 additional stores. The Company expects to open 5 additional Burlington Coat Factory stores and to open one additional MJM Designer Shoe store in the fourth quarter of the current fiscal year.

Burlington Coat Factory operates 331 stores in 42 states, principally under the name of Burlington Coat Factory.

The Company will be holding a conference call regarding the third quarter results at 10:00 EST on April 4, 2003. To listen to the call, visit our web site at http://www.coat.com.

Statements made in this press release that are forward-looking (within the meaning of the Private Securities Litigation Reform Act of 1995) are not historical facts and involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: general economic conditions; consumer demand; consumer preferences; weather patterns; competitive factors, including pricing and promotional activities of major competitors; the availability of desirable store locations on suitable terms; the availability, selection and purchasing of attractive merchandise on favorable terms; import risks; the Company's ability to control costs and expenses; unforeseen computer related problems; any unforeseen material loss or casualty; the effect of inflation; and other factors that may be described in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(All amounts in thousands, except per share data)
	Nine Months Ended
	March 1, 2003		March 2, 2002
REVENUES:
Net Sales	$2,088,797	100.00%	$1,975,607	100.00%
Other Income	24,338	1.17%	18,740	0.95%
	----------------		----------------
	2,113,135	101.17%	1,994,347	100.95%
	----------------		----------------

COSTS AND EXPENSES:
Cost of Sales (Exclusive of Depreciation and Amortization)	1,320,145	63.20%	1,248,417	63.19%
Selling and Administrative Expenses	636,368	30.47%	606,515	30.70%
Depreciation	51,516	2.47%	42,773	2.17%
Amortization	2,915	0.14%	2,973	0.15%
Interest Expense	2,103	0.10%	651	0.03%
	----------------		----------------
	2,013,047	96.37%	1,901,329	96.24%
	----------------		----------------
Income Before Provision for Income Taxes	100,088	4.79%	93,018	4.71%
	----------------		----------------
Provision for Income Taxes	37,844	1.81%	35,024	1.77%
	----------------		----------------
Net Income	$62,244	2.98%	$57,994	2.94%
	=========		=========

Basic Earnings Per Share:

Net Income Per Share	$1.40		$1.31
	=========		=========
Weighted Average Shares Outstanding	44,488,524		44,404,551
	=========		=========
Dividends Per Share	$0.02		$0.02
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BURLINGTON COAT FACTORY WAREHOUSE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(All amounts in thousands, except per share data)
	Three Months Ended
	March 1, 2003		March 2, 2002
REVENUES:
Net Sales	$799,916	100.00%	$779,820	100.00%
Other Income	8,807	1.10%	7,729	0.99%
	-----------------		-----------------
	808,723	101.10%	787,549	100.99%
	-----------------		-----------------

COSTS AND EXPENSES:
Cost of Sales (Exclusive of Depreciation and Amortization)	516,963	64.63%	503,705	64.59%
Selling and Administrative Expenses	212,904	26.62%	207,621	26.62%
Depreciation	17,791	2.22%	15,102	1.94%
Amortization	971	0.12%	1,280	0.16%
Interest Expense	1,040	0.13%	109	0.01%
	-----------------		-----------------
	749,669	93.72%	727,817	93.33%
	-----------------		-----------------
Income Before Provision for Income Taxes	59,054	7.38%	59,732	7.66%
	-----------------		-----------------
Provision for Income Taxes	22,328	2.79%	22,426	2.88%
	-----------------		-----------------
Net Income	$36,726	4.59%	$37,306	4.78%
	==========		==========

Basic Earnings Per Share:

Net Income Per Share	$0.83		$0.84
	==========		==========
Weighted Average Shares Outstanding	44,495,421		44,405,824
	==========		==========
Dividends Per Share	--		--
	==========		==========